EXHIBIT 32

Certification Pursuant to 18 U.S.C. § 1350

In our capacities as President and Chief Executive Officer and Vice President, Corporate Development and Chief Financial Officer of Stressgen Biotechnologies Corporation (the “Company”) we hereby certify based on our respective knowledge that: (a) the enclosed Quarterly Report on Form 10-Q for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Quarterly Report.

/s/ Daniel L. Korpolinski
Daniel L. Korpolinski
President and Chief Executive Officer

/s/ Gregory M. McKee
Gregory M. McKee
Vice President, Corporate Development and Chief Financial Officer